EXHIBIT 99

                            MARGO NURSERY FARMS INC.

                                  NEWS RELEASE

NASDAQ SYMBOL: MRGO

FOR IMMEDIATE RELEASE             CONTACTS: MICHAEL J. SPECTOR OR
                                            ALFONSO ORTEGA
                                            (787) 883-2570

                      MARGO NURSERY FARMS, INC. ANNOUNCES
                  CONTRACT AGREEMENT WITH THE COMMONWEALTH OF
                    PUERTO RICO DEPARTMENT OF TRANSPORTATION

VEGA ALTA, PUERTO RICO, MAY 20, 1996 - Margo Nursery Farms, Inc., (the "Company") NASDAQ SYMBOL: MRGO), announces today that it has signed a contract with the Commonwealth of Puerto Rico's Department of Transportation to provide palms, trees, and flowering shrubs for the planting and beautification of Puerto Rico Highway 3 from the city of Carolina to Fajardo.

The term of the contract is one year and is valued at approximately $820,000. The company will begin shipping products immediately. The Company expects this contract to have a positive impact on future earnings and revenues during the current fiscal year.

Margo Nursery Farms, Inc. is engaged in the business of growing and distributing a wide range of both indoor and outdoor tropical foliage and flowering plants in Miami, Florida and Vega Alta, Puerto Rico. The Company is also engaged in the sale of lawn and garden products and the provision of landscaping services for Puerto Rico and the Caribbean.


                     P.O. BOX 706, DORADO, PUERTO RICO 00646
              CARRETERA 690, KM. 5.8  VEGA ALTA, PUERTO RICO 00762
                         (809) 883-2570 (809) 728-3342
                              FAX: (809) 883-3244